Exhibit 10.19(g)

IMPERIAL BANK LETTERHEAD


November 21, 1996

OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, CA 95815

Attention: Mr. Steven R. Verdooner, President
	   Mr. Steven C. Lagorio, Director of Finance

Re: Imperial Bank Loan No. 700000559

Gentlemen:

With reference to the Credit Terms and Conditions with Addendum (collectively referred to as the "Loan Agreement") between Imperial Bank ("Bank") and Ophthalmic Imaging Systems ("Borrower") dated April 12, 1995 in connection with the above-referenced loan ("Loan"), and as amended by letters dated October 11, 1995, November 1, 1995, April 4, 1996, and July 12, 1996, the Bank and Borrower hereby modify the Loan Agreement as follows:

     Paragraph of the Addendum to the Loan Agreement, entitled, "Term and Repayment," a., previously amended. is deleted in its entirety and is hereby replaced by the following: "The line of credit will require monthly payments of interest through and including 3-5-97, at which time all outstanding principal, accrued but unpaid interest and other charges thereinafter shall be due and payable in full".

     Borrower shall be subject to the following covenants in addition to the existing covenants: "Loss not to exceed $800,000 for the quarter ending 11-30-96. Loss not to exceed $200,000 for the quarter ending 2-28-97. By 12-6-96, Borrower shall provide Bank with evidence satisfactory to Bank that Borrower has received a minimum of $500,000 in new equity. By 1-6-97, Borrower shall provide Bank with evidence satisfactory to Bank that Borrower teas received a minimum of $250,000 in new equity in addition to the $500,000 in new equity described above."

Borrower shall pay Bank a $2,000 fee for this modification, which shall be due and payable upon execution hereof by Borrower.

Bank hereby waives the Borrower's violation of the maximum loss covenant for the period ending 8-30-96 (as described in letter from Bank to Borrower dated 11-8-96).

Except as modified hereby, the Loan Agreement shall remain unaltered and in full force and effect. Please sign below to show your agreement with the foregoing and return an original to me.
Sincerely,

THOMAS D. JORGENSEN

Thomas D. Jorgensen
Assistant Vice President
Special Markets Group

Accepted and agreed to:

OPHTHALMIC IMAGING SYSTEMS

By:   S. VERDOONER

Title: President

Date:     November 27, 1996